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                                PHH CORPORATION
                               POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, as of this 19th day of April, 1993, that the undersigned directors and officers of PHH Corporation, a Maryland corporation with offices at 11333 McCormick Road, Hunt Valley, Maryland 21031
(the "Corporation"), hereby constitute and appoint Robert D. Kunisch, Eugene A.
Arbaugh, Samuel H. Wright and Gordon W. Priest, Jr., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power of substitution and with full power and authority in said agents and attorneys-in-
fact, and in any one or more of them, to sign for the undersigned as director and/or officer of the Corporation any registration statement of the Corporation under the Securities Act of 1933 relating to the Corporation's equity or debt securities to be issued in one or more series from time-to-time, any report filed pursuant to Section 13 under the Securities Exchange Act of 1934, any other registration or filing with the Securities and Exchange Commission,
Washington, D.C., or any other federal governmental agency, or any registration or filing with any state or local jurisdiction within the United States or any foreign jurisdiction, and any exhibits or amendments to any such SEC or federal registration statement, report or filing, or state, local, or foreign registration or filing (including post-effective amendments), hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.
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
JAMES S. BEARD                                             Director
James S. Beard
ANDREW F. BRIMMER                                          Director
Andrew F. Brimmer
GEORGE L. BUNTING, JR.                                     Director
George L. Bunting, Jr.
BARBARA S. FEIGIN                                          Director
Barbara S. Feigin
ALAN P. HOBLITZELL, JR.                                    Director
Alan P. Hoblitzell, Jr.
PAUL X. KELLEY                                             Director
Paul X. Kelley
THOMAS V. KING                                             Director
Thomas V. King
L. PATTON KLINE                                            Director
L. Patton Kline
FRANCIS P. LUCIER                                          Director
Francis P. Lucier
KENT C. NELSON                                             Director
Kent C. Nelson
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
ALEXANDER B. TROWBRIDGE                                    Director
Alexander B. Trowbridge
HARRY K. WELLS                                             Director
Harry K. Wells
ROBERT D. KUNISCH                                          Director, Chairman of
                                                             the Board, President &
Robert D. Kunisch                                            Chief Executive Officer
ROY A. MEIERHENRY                                          Senior Vice President &
Roy A. Meierhenry                                            Chief Financial Officer
NAN A. GRANT                                               Controller
Nan A. Grant
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